                                                                     EXHIBIT 8.1

                        LIST OF TEFRON LTD'S SUBSIDIARIES

                   COMPANY'S NAME                     PLACE OF INCORPORATION
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     Hi-Tex Founded By Tefron Ltd.                 Israel
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     Macro Clothing Ltd                            Israel
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     Tefron USA, Inc., wholly-owned by Tefron
     U.S. Holdings                                 Delaware
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     Tefron UK, Ltd., wholly-owned by Macro
     Clothing Ltd.                                 England
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     El-Masira Textile Co., wholly-owned by
     Tefron USA Inc.                               Jordan
     --------------------------------------------  ----------------------------
     Tefron Holdings (98) Ltd.                     Israel
     --------------------------------------------  ----------------------------
     Tefron U.S. Holdings Corp.                    Delaware
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     Tefron Holding Netherlands B.V.               Netherlands
     --------------------------------------------  ----------------------------
     Tefron Macro H.K. Ltd., wholly-owned by
     Macro Clothing Ltd.                           Hong Kong
     --------------------------------------------  ----------------------------